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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-66269, 333-39759, 333-15483, 333-04323 and 333-01071 and S-8
Nos 333-59164, 333-19465, 333-06771 and 333-06765) of our report dated February
21, 2001, except for paragraph four of Note 1, as to which the date is March 28, 2002, with respect to the consolidated financial statements of Cypress Bioscience, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ Ernst & Young LLP

San Diego, California
March 28, 2002